Exhibit 23.2

CONSENT OF QUALIFIED PERSON

Agapito Associates, Inc. (“Agapito”), in connection with the Annual Report on Form 10-K for the year ended December 31, 2022 (the “Form 10-K”) of Intrepid Potash, Inc. (the “Company”), hereby consents to:

•the public filing by the Company and use of (i) the technical report titled “Technical Report Summary of 2021 Estimated Resources and Reserves at Intrepid Potash-New Mexico” with an effective date of December 31, 2021 and dated February 18, 2022, (ii) the technical report titled “Technical Report Summary of 2021 Estimated Resources and Reserves at Intrepid Potash-Moab” with an effective date of December 31, 2021 and dated February 23, 2022, and (iii) the technical report titled “Technical Report Summary of 2021 Estimated Resources and Reserves at Intrepid Potash-Wendover” with an effective date of December 31, 2021 and dated February 24, 2022 (collectively, the “Technical Report Summaries”), in each case that were prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “Commission”), as exhibits to this Form 10-K and incorporated by reference therein;

•the incorporation by reference of the Technical Report Summaries into the Company’s Registration Statement on Form S-3 (No. 333-266602) and the Registration Statements on Form S-8 (Nos. 333-150444, 333-211650, 333-218423, 333-233057 and 333-266585) (collectively, the “Registration Statements”);

•the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the Commission), in connection with the Form 10-K, the Registration Statements and the Technical Report Summaries; and

•any extracts from or a summary of the Technical Report Summaries in the Form 10-K and incorporated by reference in the Registration Statements and the use of any information derived, summarized, quoted, or referenced from the Technical Report Summaries, or portions thereof, that was prepared by the Company, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 10-K and the Registration Statements.

Agapito is responsible for authoring, and this consent pertains to, the Technical Report Summaries. Agapito certifies that it has read the Form 10-K and that it fairly and accurately represents the information in the Technical Report Summaries for which it is responsible.

By: /s/ Chris M. Ross.
Name: Christopher M. Ross, P.E.
Title: Principal

Grand Junction, Colorado
March 7, 2023